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HILL INTERNATIONAL, INC.
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Investor Presentation July 2016

FORWARD-LOOKING STATEMENTS Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue and our expenses may be higher than anticipated. We do not intend, and undertake no obligation, to update any forward-looking statement. 2

EXECUTIVE SUMMARY Worldwide Leader in: Project Management Services Construction Claims Consulting Founded in 1976 Went Public in 2006, Now Listed on the New York Stock Exchange (HIL) David Richter Promoted to CEO in 2014 2015 Consulting Fees of $631M (+9%) 2016 Forecasted Consulting Fees of $630M-$660M (+0%-5%) Headquartered in Philadelphia, PA 4,600 Professionals in 100 Offices Worldwide Peer-leading Growth in Revenue and Adjusted EBITDA 3 3

31st Fastest-Growing A/E/C Firm in U.S./Canada (Named to List 14 Times in Past 15 Years) RANKINGS Size Largest Independent CM Firm in the World 8th Largest Overall CM Firm in the U.S. 8th Largest Program Management Firm in the U.S. 3rd Largest Buildings CM Firm in the U.S. Growth PRINT VERSION 4

DIVERSE REVENUE BASE By Geographic Region By Client Type (Percent of Consulting Fees, 2015) 5 Private Sector 50% U.S. Federal Government 2% U.S. State, Local and Regional Governments 13% Foreign Governments 35% U.S./Canada 24% Latin America 5% Europe 14% Middle East 48% Africa 4% Asia/Pacific 5% 5

PROJECT MANAGEMENT GROUP 74% of Consulting Fees Hill Manages All Phases of the Construction Process, from Concept through Completion “Agency” CM Model (Low Risk) vs. General Contractor or CM-At-Risk Model (High Risk) Program Management Project Management Construction Management Project Management Oversight (PMO) Troubled Project Turnaround Staff Augmentation Project Labor Agreements (PLAs) Estimating and Cost Management Services 6 6

CONSTRUCTION CLAIMS GROUP Services Claims Analysis Litigation Support Cost and Damages Assessment Delay and Disruption Analysis Expert Witness Testimony Lender Advisory Services Risk Assessment Project Neutral® Adjudication Management Consulting 26% of Consulting Fees World’s Largest Construction Claims Practice Client Base includes Owners, Contractors, Subcontractors, Architects, Engineers, Law Firms, Insurance and Surety Companies, Investment Banks and Commercial Banks 7 7

8 KEY ACCOMPLISHMENTS since NEW CEO APPOINTMENT in Dec. 2014 Total Revenue Up 12% to Record $720.6M Adj. EBITDA Up 17% to Record $49.7M Adj. Operating Profit Up 17% to Record $39.5M Adj. Net Earnings of $15.1M vs. 2014 Net Loss of ($6.1M) Actual Net Earnings of $6.9M vs. 2014 Net Loss of ($6.1M) $21M in Annualized Overhead Costs Eliminated Stock Price Outperformed Market [Up 1.0% vs. (4.4%) for Russell 2000 and (2.0%) for S&P SmallCap 600]

Share Price Performance 9

HILL HAS FACED SIGNIFICANT MACRO-ECONOMIC CHALLENGES 10 Dubai Real Estate Collapse Brazilian Economic Collapse Strengthening Value of U.S. Dollar Oil Price Collapse Global Economic Recession Libyan Revolution Source: FactSet. Data as of 7/21/2016. 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 0 5 10 15 20 25 Source: FactSet Prices HIL Stock Price FY2006-2016 Price (US Dollar) Hill International, Inc.

OIL PRICE COLLAPSE (2014 to-date) Source: FactSet. Data as of 7/21/2016. In 2015, Hill earned 50% of its revenue from oil producing countries in Middle East and Africa. 11 '12 '13 '14 '15 '16 30 40 50 60 70 80 90 100 110 Crude Oil Price 20-Jul-2011 to 21-Jul-2016 (Daily) Price (US$dollar) Crude Oil WTI /Global Spot NYMEX

DESPITE MACRO CHALLENGES, HILL HAS OUTPERFORMED ITS PEERS Over the last three years the market has recognized the efforts of the management in not only bringing the company out of a difficult geo-political and economic situation but positioning it for further growth. 12 Source: FactSet.

HILL HAS OUTPERFORMED ITS PEERS AND RUSSELL 2000 SINCE APPOINTMENT OF NEW CEO 13 Source: FactSet. 40 60 80 100 120 140 160 12/31/2014 3/16/2015 5/27/2015 8/06/2015 10/16/2015 12/29/2015 3/11/2016 5/23/2016 Performance Since New CEO - 1/1/2015 to 7/21/2016 HIL Peer Median Russell 2000

HILL HAS OUTPERFORMED SINCE REJECTION OF DC CAPITAL’S LATEST OFFER 14 Source: FactSet. 80 90 100 110 120 130 140 150 160 2/04/2016 2/26/2016 3/18/2016 4/11/2016 5/02/2016 5/23/2016 6/14/2016 7/06/2016 Performance since the Board rejected DC Capital's offer (2/4/2016 to 7/21/2016) HIL Peer Median Russell 2000

SUMMARY: TSR PERFORMANCE HIL’s share price has responded to improved financial performance and successful refinancing of expensive debt. Total Shareholder Return (TSR) has outperformed the peer median since 1QFY11 (May 6, 2011) result announcement - which was the first time HIL disclosed the financial impact of Middle East (Libyan crisis) on earnings. Since appointment of the new CEO in Dec. 2014 (share price at time of appointment was $3.84), HIL’s TSR has outperformed the peer median, Russell 2000 Index and the S&P Small Cap 600. 15 TSR for period 2015 2016 YTD Russell 2000 -4.4% 7.4% S&P Small Cap 600 -3.4% 9.7% Hill International, Inc. 1.0% 10.3% Source: FactSet, HIL 10-K. As of July 21, 2016.

Financial Performance 16

CONSISTENT CFR GROWTH Annual CFR Growth of over 9.5% Despite end-market challenges, HIL has benefited from sustained CFR growth on year on year and quarter on quarter basis Quarter on Quarter CFR Growth 67% 17 $399 $418 $512 $577 $632 $638 CY11 CY12 CY13 CY14 CY15 Q1 16 TTM $94 $99 $123 $137 $151 $157 Q1 2011 Q1 2012 Q1 2013 Q1 2014 Q1 2015 Q1 2016

DIVERSIFIED REVENUE AND STRONG BACKLOG 2015-2016 backlog impacted by fewer new contract wins in the Middle East because of the drop in oil prices and the impact that had on construction spending there. Company expects backlog will range between $900M and $1.0B by year end 2016. 18 Source: HIL 10-K. Data as of Dec 31, 2015. U.S./Canada 45% Latin America 3% Europe 6% Middle East 36% Africa 6% Asia/Pacific 3% Backlog Geographical Diversification Reduces Long Term Risk $247 $416 $667 $620 $675 $751 $879 $983 $1,036 $860 $866 $900 - $1,000 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 1Q16 2016F Backlog at Beginning of Period ( US$million )

ADJ. EBITDA GROWTH HAS OUTPERFORMED CFR GROWTH – UP 365% SINCE FY11 19 Source: FactSet, HIL 10-K. Please see the Appendix for EBITDA reconciliation.

MIDDLE EAST AND AFRICA HAVE DELIVERED CONSISTENT AND SIGNIFICANT OPERATING PROFIT Source: HILL.. * Includes $48.5 million reserve on Libyan receivables 20

EFFECTIVE COST CONTROLS HAVE RESULTED IN HIGHER MARGINS 21 Source: FactSet, HIL 10-K. 2015 Adj. EBITDA Margin is calculated based on 2015 adjusted EBITDA. Please see the Appendix for 2015 EBITDA reconciliation. 2015 Adj. SG&A % of CFR is calculated based on 2015 adjusted SG&A. Please see the Appendix for 2015 SG&A reconciliation.

MANAGING CORPORATE COSTS DURING PERIOD OF RECORD GROWTH 22 Source: FactSet, HIL 10-K. 2015 Corporate Expense as % CFR is calculated based on 2015 adjusted Corporate Expense . Please see the Appendix for 2015 Corporate Expense reconciliation. Despite 58% increase in CFR (2011-2015), Corporate Expenses have declined by 240 bps.

SUCCESSFUL REFINANCING OF DEBT HAS REDUCED INTEREST BURDEN HILL successfully refinanced its loans at a much lower rate saving over $15 million in 2015 interest expense. FY16 guidance is for Free Cash Flow of $20-25M (net operating cash flow ranging between $25M-$30M) – a record for HILL 23 Source: FactSet, HIL 10-K. 0 5 10 15 20 25 30 35 2011 2012 2013 2014 2015 US$ million Interest and related financing fees (net) Impact of Refinancing Financing of Libyan Receivables

HIGHEST REVENUE GROWTH VS. PEERS Source: FactSet, HIL 10-K. 24

HIGHEST LONG TERM REVENUE GROWTH VS. PEERS Source: FactSet, HIL 10-K. Data between Jan 1, 2011 and Dec 31, 2015. 25

HIGHEST EBITDA MARGIN VS. PEERS Source: FactSet, HIL 10-K. HIL’s 2015 EBITDA margin is calculated based on FY15 adjusted EBITDA and CFR. Please see the Appendix for EBITDA reconciliation. 26

ANALYST CONFIDENCE Date Recommendation Target Price KeyBanc May 8, 2016 Overweight $6.00 Seaport Global May 16, 2016 Buy $5.00 “We reiterate our Buy rating and $5.00 price target following an in-line quarter, solid bookings growth and incrementally positive commentary for large award opportunities over the next 3-6 months, which we think can contribute to 2016 earnings and leave year-end backlog +10% YoY at the midpoint. HIL's executive compensation plan was reformed in the quarter and is now tied to EPS growth.” - Seaport Global Securities (May 16, 2016) 27

OUTLOOK The turnaround in HILL’s financial and share price performance has significantly improved outlook for the company. Backlog is expected to range between $900M and $1.0B by year end 2016 – up significantly from $860M at beginning of year After eliminating approx. $21M in annualized SG&A expenses during 2015, 2016 EBITDA Margin is expected to be 8%-10% based on $630M-$660M in Consulting Fees. Even if the low-end of the EBITDA margin is achieved, the resulting EBITDA would represent the highest for the Company ever. Wall Street analysts’ target estimates suggest 15-38% upside from current price level. Both target price estimates are higher than the rejected DC Capital Partners offer of $4.75/share. FY16 guidance is for Free Cash Flow of $20-25million – a record for HILL 28

Corporate Governance 29

BACKGROUND 2015 Stockholders Meeting Two Hill nominees were re-elected with 55% of votes cast in favor despite proxy contest by Bulldog Investors Hill’s Senior Executive Bonus Plan was approved with 88% of votes cast in favor Bulldog’s proposal to hire an investment banker to investigate a liquidity event was rejected with 56% of shares voting against Board voluntarily rescinded the “poison pill” stockholder rights plan prior to the shareholder meeting. The proposal was approved with 54% of votes cast in favor 2016 Stockholders Meeting Bulldog once again engaging in a proxy contest for three board seats Hill recommending its proposals to approve majority voting for election of directors (vs. plurality now) and annual “say-on-pay” votes (vs. triennial now) Bulldog is recommending two self-serving proposals related to repealing Hill’s advance notice changes (including info. on nominees) and capping board size. 30

CORPORATE GOVERNANCE ENHANCEMENTS Appointed two new independent directors to the Board, each of whom was also appointed to the Compensation Committee (7 out of 9 board members are independent). Appointed one of the new independent directors as Chairman of the Compensation Committee. Initiated a comprehensive strategic review of executive compensation programs, policies and practices. Revised Insider Trading Policy to prohibit future speculative transactions, hedging transactions and, without prior Board approval, pledging or trading on margin of Company Stock. Committed to expanding executive compensation-related stockholder outreach efforts during 2016 as part of the strategic review. All Board Committees comprised of independent directors only. 31

CORPORATE GOVERNANCE ENHANCEMENTS – contd. The Board approved the following Bylaw amendments: Added a Lead Independent Director and appointed Brian Clymer to the position Lowered ownership threshold for stockholders to call a special meeting from majority to 25% Minimum director qualifications (“golden leash” arrangements, criminal proceedings, securities law violations, felonies, over boarding, competitor affiliation, political contributions, personal bankruptcy) Clarified the Advance Notice Provisions Adopted corporate governance guidelines which includes: Shareholder engagement policy Annual director education Board confidentiality policy, including limitation on Board meeting attendees A revised Insider Trading Policy which includes anti-pledging and anti-hedging provisions At the 2016 Shareholder Meeting, Hill is seeking shareholder approval to adopt: Majority voting standard for election of directors (vs. plurality now) Annual Say-on-Pay frequency (vs. tri-annual now) 32

EXECUTIVE COMPENSATION Completely overhauled the CD&A - added clarity to compensation philosophy and components Engaged Pay Governance, LLC as compensation consultant Established new metrics for 2016 cash incentive plan for all executive officers Bonus based entirely on EPS (vs. a combination of EBITDA and EPS previously) Raised EPS threshold to 80% of target (vs. 50% of target previously) Target for the cash incentive bonus is now set at a premium to the company’s budgeted EPS Awarded premium priced stock options to CEO and COO (vs. market priced options historically) as part of 2016 long-term equity-based compensation Capped 2016 salary increases for all executive officers at 3% Revised compensation philosophy to target the 50th percentile of the market. Added minimum stock ownership requirements for Directors and Executive Officers: In August 2015, director compensation decreased by 33%, from $180,000 to $120,000 per director 33 Title Multiplier of Current Base Salary or Annual Cash Retainer Directors 3x CEO 6x COO & CFO 2x Other executive officers 1x

NEW INDEPENDENT DIRECTORS Joined Hill’s Board in October 2015 Chief Strategy Officer for American Express Global Business Travel. Prior to that, he was a Vice President with Dell, Inc. from 2009 to 2013. Before that, he worked for 20 years with Perot Systems Corp. in numerous roles, including President of If Commercial Solutions Group, Vice President of Corporate Planning and Financial Operations, and Vice President of Finance. Received B.B.A in accounting from Southern Methodist University Chairman, Compensation Committee Member, Audit Committee Joined Hill’s Board in February 2016 Retired President and Chief Executive Officer of Jacobs Engineering Group, Inc. Became President in 2002 and Chief Executive in 2006. He also served as a member of Jacobs’ Board of Directors from 2002 until his retirement. Prior to 2002, he served in several positions, most recently as Executive Vice President of Global Sales and Marketing. Received B.S. in civil engineering from the University of Kansas and M.B.A. from the University of Denver Member, Audit and Compensation Committees Steven R. Curts Director Craig L. Martin Director 34

35 DIRECTORS RECOMMENDED FOR RE-ELECTION Gary F. Mazzucco, CPA Director Joined Hill’s Board in June 2013 Steven M. Kramer Director Joined Hill’s Board in June 2010 Irvin E. Richter Chairman Hill’s Founder and Chairman of the Board Member, World Presidents' Organization Past member of the Construction Industry Round Table, the Board of Trustees of Rutgers University, the Board of Directors of the Construction Management Association of America (CMAA), the Board of Governors of Temple University Hospital and the Board of Directors of the ACE Mentor Program. In 2010, named to the New Jersey Business Hall of Fame In 2002, named a Fellow of the CMAA for his contributions to the construction management industry Received his B.A. in government from Wesleyan University and his J.D. from Rutgers University School of Law at Camden Member, New Jersey and Pennsylvania bars CEO of Toms River Volkswagen and President of Synchema Prior to Synchema, was President and Chief Operating Officer of Kelstar International, which he co-founded, in 1987 until it was sold to Altana, a publicly-owned German specialty chemical and pharmaceutical company, in October 2005. Earned his B.S. in graphic communications from the Rochester Institute of Technology Past member, Board of Directors of Dragonfly Forest, Inc., a non-profit organization from 2010 until 2015 that was dedicated to providing overnight camp experiences to seriously ill children Member, Young Presidents’ Organization from 2003 to 2012 and member of the World Presidents’ Organization since 2012 Member, Compensation and Nominating and Governance Committees Founder and Managing Partner of Mazzucco & Company, CPAs since 1977 Prior to founding Mazzucco & Company, he was an accountant with Lybrand, Ross Brothers and Montgomery (a predecessor company of PricewaterhouseCoopers LLP). Earned his B.S. in accounting from Mount Saint Mary’s University Also served as a college professor, coach, mentor, board member, officer and trusted advisor to many individuals and organizations throughout his career Certified public accountant in New Jersey Member, American Institute of Certified Public Accountants and a Fellow of the New Jersey Society of Certified Public Accountants Member, Audit and Nominating and Governance Committees In 2015, named to NACD Directorship 100 35

36 BULLDOG’S NOMINEES ARE NOT QUALIFIED TO SERVE ON HILL’S BOARD David Sgro ZERO corporate management experience Currently sits on two public boards: - SAEX is DOWN 98% since Sgro joined its board - PANL is DOWN 76% since Sgro joined its board Charles Gillman Runs a “family office” with undisclosed assets and undisclosed performance Serial “director for hire” that has sat on 11 boards in past 8 years NONE of those 11 companies is as large or global as HIL Board experience comprised of many OTC Bulletin Board stocks such as CMPD (market cap $2M), LTFD ($2M), ATRM ($5M) and NOVC ($4M). NOVC filed Chapter 11 bankruptcy on July 20, 2016 Recently resigned from board of HH after just 7 MONTHS as a director and with stock now DOWN 37%. Gillman currently being sued in Delaware Chancery Court by shareholders of PMFG alleging breach of fiduciary duties by Gillman in his role as a director of PMFG for selling the company for an inadequate price to a company he had a relationship with Paul Evans Currently unemployed Fired from his last job as CFO of MYR Group (MYRG) in October 2015 Has NEVER served on a public board Source: Yahoo Finance; www.sec.gov All three Bulldog nominees have refused to respond to Hill’s reasonable request for information on their experience and qualifications in violation of Hill’s bylaws. 36

BULLDOG AND ITS NOMINEES DO NOT HAVE REAL PLAN FOR HILL August 7, 2015, at the 2015 Annual Meeting - each of Bulldog's nominees and its proposal recommending that an investment banker be hired to explore a liquidity event were defeated, with the majority of stockholders voting as recommended by our Board. December 21, 2015 - the Company received a letter from Bulldog which, citing the offer from DC Capital, requested that the Board establish a committee to “assess all strategic alternatives”. March 10, 2016 - Company received another letter from Bulldog stating that it was providing notice to the Company of its intent to nominate five alternate directors and present three proposals at our next annual meeting. June 15, 2016 - Bulldog withdrew its proposal recommending that an investment banker be hired to pursue a liquidity event. The fact that Bulldog as early as June was agitating for the sale of the Company but since has withdrawn its proposal suggests that neither Bulldog nor its nominees have any real plan/ideas for Hill. Bulldog has failed to present any credible ideas for the business or provided details of what its nominees will do differently. 37

SUMMARY HIL’s TSR has outperformed the peer group, Russell 2000 and the S&P Small Cap 600 Since appointment of new CEO in Dec. 2014; Since rejection of DC Capital’s latest offer. HIL’s TSR has outperformed the peer median since the first disclosure of the financial impact of Middle East (Libyan crisis) on earnings. HIL has achieved an improved financial performance and successful refinancing of expensive debt despite the drop in oil prices Total Revenue Up 12% to Record $720.6M Adj. EBITDA Up 17% to Record $49.7M Adj. Operating Profit Up 17% to Record $39.5M Adj. Net Earnings of $15.1M vs. 2014 Net Loss of ($6.1M) Actual Net Earnings of $6.9M vs. 2014 Net Loss of ($6.1M) $21M in Annualized Overhead Costs Eliminated Stock Price Outperformed Market [Up 1.0% vs. (4.4%) for Russell 2000 and (2.0%) for S&P SmallCap 600] 38

SUMMARY – (contd.) HIL has enhanced its Corporate Governance Appointed two new independent directors to the Board Initiated a comprehensive strategic review of executive compensation programs, policies and practices Revised Insider Trading Policy All Board Committees comprised of independent directors only BULLDOG’s nominees are NOT qualified to serve on Hill’s board 39

Appendix 40

2010 - 2015 EBITDA RECONCILIATION 41 (dollars in thousands) Years Ended December 31, 2015 2014 2013 2012 2011 2010 EBITDA, as reported $41,040 $42,460 $43,532 $(32,744) $10,699 $27,842 Libya (credit) reserve - (4,948) (2,240) 48,549 - - Employment tax reversal - - (3,693) 4,000 Bad debt expense 3,350 - - - - - Severance costs 1,495 - - - - - Proxy contest 1,369 - - - - - Labor dispute 1,048 - - - - - Note reduction 959 - - - - - Restatement 460 - - - - - Earnout reductions - (2,117) - (1,000) - - Total adjustments 8,681 (7,065) - - - - EBITDA, as adjusted $49,721 $35,395 $37,599 $18,805 $10,699 $27,842 Source: SEC Filing.

SG&A RECONCILIATION 42 (US$’000) Year Ended Dec 31, 2015 SG&A, as reported $ 237,504 Libya credit - Bad debt expense $ (3,350) Severance costs $ (1,495) Proxy contest $ (1,369) Labor dispute $ (1,048) Note reduction $ (959) Restatement $ (460) Total adjustments $ (8,681) SG&A, as adjusted $ 228,823 Source: SEC Filing.

CORPORATE EXPENSE RECONCILIATION 44 (US$’000) Year Ended Dec 31, 2015 Corporate Expenses, as reported $36,816 Adjustments: Legal and professional fees related to a shareholder proxy contest -$1,369 Settlement of a labor dispute with a former executive -$1,048 Restatement of consolidated financial statements for 2014, 2013 and 2012 -$460 Corporate Expenses, as adjusted $33,939 Source: SEC Filing.

The Company filed its definitive proxy statement for its 2016 Annual Meeting of Stockholders with the U.S. Securities and Exchange Commission (“SEC”) on July 5, 2016. Stockholders are urged to read the proxy statement because it contains important information. Stockholders may obtain the proxy statement and other relevant documents free of charge at the SEC’s website, www.sec.gov, and on the “Investor Relations” section of Hill’s website at www.hillintl.com. The Company’s directors and certain executive officers may be deemed to be participants in the solicitation of the Company’s stockholders in connection with the 2016 Annual Meeting of Stockholders. Information regarding the interests of such individuals in the solicitation are included in the proxy statement filed by the Company in connection with the 2016 Annual Meeting of Stockholders. ADDITIONAL INFORMATION 43

NON-GAAP RECONCILIATIONS 45 EBITDA Reconciliation 2010-2015 in thousands of $ 2015 2014 2013 2012 2011 2010 Net earnings (loss) attributable to /Hill 6,931 $ (6,148) $ 3,562 $ (76,766) $ (6,017) $ 14,216 $ Interest 14,663 30,485 22,864 18,150 7,262 3,144 Income taxes 8,442 8,300 6,350 13,442 (6,186) 481 Depreciation and amortization 11,004 9,823 10,756 12,430 15,640 10,001 EBITDA 41,040 $ 42,460 $ 43,532 $ (32,744) $ 10,699 $ 27,842 $ As Adjusted Operating Profit and As Adjusted Net Earnings Reconciliations for FY 2015 in thousands of $ Operating Net Profit Earnings As Reported 30,844 $ 6,931 $ Bad debt expense 3,350 3,350 Severance 1,495 1,495 Proxy contest 1,369 1,369 Labor dispute 1,048 1,048 Note reduction 959 959 Restatement 460 460 Income tax effect - (529) As Adjusted 39,525 $ 15,083 $ Free Cash Flow Reconciliation for FY 2016 in thousands of $ High Low Net operating cash flow 30,000 $ 25,000 $ Capital expeditures (5,000) (5,000) Free Cash Flow 25,000 $ 20,000 $

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